Exhibit 99.1

NII HOLDINGS REPORTS 2017 FIRST QUARTER RESULTS

•	Operating revenues of $251 million for the first quarter

•	3G service and other revenues increased 6% year-over-year in local currency

•	Operating loss of $80 million for the first quarter

•	First quarter results include $68 million of non-cash asset impairment charges

•	Adjusted operating income before depreciation and amortization (adjusted OIBDA) of $5 million for the first quarter, an improvement of $13 million year-over-year

•	Fifth consecutive quarter of positive adjusted OIBDA in Brazil

•	Quarter-end cash and short-term investments of $213 million and $163 million of cash held in escrow

•	First quarter 3G net subscriber additions of 38,000, offset by iDEN net subscriber losses of 115,000

•	Ended first quarter 2017 with 2.9 million 3G subscribers, a 6% increase year-over-year

RESTON, Va., May 10, 2017 - NII Holdings, Inc. [NASDAQ: NIHD] today announced its financial results for the first quarter of 2017. For the quarter, the Company generated consolidated operating revenues of $251 million, consolidated adjusted OIBDA of $5 million and a consolidated operating loss of $80 million. The Company’s consolidated adjusted OIBDA excludes the impact of non-cash asset impairments, restructuring charges and other unusual items. Capital expenditures were $9 million for the quarter. The Company reported 3G net subscriber additions of 38,000 in the quarter, which were offset by 115,000 subscriber losses on the Company's iDEN network.

“We had solid results to start off the year,” said Steve Shindler, NII’s Chief Executive Officer. “We reported our fifth consecutive quarter of positive adjusted OIBDA in Brazil and our second consecutive quarter of more than 35,000 3G net subscriber additions, resulting from a continued reduction in churn. We had a slight drop in ARPU compared to last quarter primarily due to increased customer credits, which we expect to continue to offer as a retention tool.”

Nextel Brazil's average monthly service revenue per subscriber (ARPU) for the first quarter of 2017 was $21, a 31% increase on a reported basis, and a 5% increase on a constant currency basis, compared to the same quarter last year. Nextel Brazil's average monthly churn rate for the first quarter of 2017 was 3.71%, a 63 basis point decrease compared to the same quarter last year. Nextel Brazil's cost per gross addition (CPGA) was $84 for the first quarter of 2017, a $12 decrease on a reported basis, and a 28% decrease on a constant currency basis, compared to the same quarter last year. Nextel Brazil's cash cost per user (CCPU) was $19 for the first quarter of 2017, a $4 increase on a reported basis, and a 1% decrease on a constant currency basis, compared to the same quarter last year.

During the first quarter, the Company spent $118 million of cash and investments, primarily related to $45 million of cash used in operating activities (including approximately $30 million paid for interest and $19 million paid for annual spectrum license fees), $28 million of cash used for capital expenditures and $42 million of cash for scheduled principal payments.

At quarter-end, the Company's sources of funding included $213 million of cash and short-term investments, $163 million of cash held in escrow to secure indemnification obligations in connection with the sale of Nextel Mexico and $92 million in cash pledged as collateral to secure certain performance bonds in Brazil.

“We are making good progress working with our lenders to obtain multiple years of principal amortization relief on our loans,” said Dan Freiman, NII’s Chief Financial Officer. “Our ongoing discussions reflect a common interest in making the necessary modifications to our loan terms to allow adequate time for us to continue to build the scale in our business we need to generate free cash flow. We're optimistic that we will reach an agreement with our lenders.”

Additional details regarding the Company’s results, including a more detailed explanation on local currency operating metrics, are included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017 that was filed with the Securities and Exchange Commission today. Additional operational and financial details, including a quarterly earnings presentation, are also available under the Company's Investor Relations link at www.nii.com.

In addition to the financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release and in the attached financial tables, NII Holdings has presented consolidated adjusted OIBDA, as well as Nextel Brazil's ARPU, CCPU, and CPGA. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. To view these and other reconciliations of non-GAAP financial measures that the Company uses, visit the investor relations link at www.nii.com.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Virginia, is a provider of differentiated mobile communication services for businesses and high value consumers in Brazil. NII Holdings, operating under the Nextel brand, offers fully integrated wireless communication tools with digital cellular voice services, data services and wireless Internet access. Visit the Company's website at www.nii.com.
Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
Visit NII Holdings' news room for news and to access our markets' news centers: nii.com/newsroom.

Safe Harbor Statement
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business and economic outlook, future performance, modifications to loan agreements, future funding or possible strategic transactions and guidance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the Company’s ability to fund the business and meet its business plans, customer growth and retention, pricing, network usage, operating costs, the timing of various events, the economic and regulatory environment and the foreign currency exchange rates that will prevail during the remainder of 2017. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to: the impact of liquidity constraints, including the inability to access escrowed and pledged funds when expected, our ability to reach agreement with lenders on amendments to the terms of our financing arrangements, the impact of more intense competitive conditions and changes in economic conditions in Brazil, the performance of the Company’s networks, the Company’s ability to provide services that customers want or need, the ability of the Company to continue as a going concern, the Company’s ability to execute its business plan, and the additional risks and uncertainties that are described in NII Holdings' Annual Report on Form 10-K for the year ended December 31, 2016, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.
Media Contacts:

NII Holdings, Inc.
1875 Explorer Street, Suite 800
Reston, Virginia 20190
(703) 390-5100
www.nii.com

Investor and Media Relations: Dan Freiman
(703) 547-5209
dan.freiman@nii.com

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016
(in millions, except per share amounts)

	Three Months Ended March 31,	Three Months Ended March 31,
	2017	2016
	(unaudited)

Operating revenues Service and other revenues	$243.5	$220.6
Handset and accessory revenues	7.5	5.9
	251.0	226.5
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	102.7	90.0
Cost of handsets and accessories	8.7	11.2
Selling, general and administrative	134.5	133.4
Impairment, restructuring and other charges	71.9	5.9
Depreciation	8.9	30.1
Amortization	4.1	10.0
	330.8	280.6
Operating loss	(79.8)	(54.1)
Other (expense) income Interest expense, net	(31.6)	(25.2)
Interest income	9.1	9.7
Foreign currency transaction gains, net	11.4	39.7
Other expense net	(1.8)	(2.5)
	(12.9)	21.7
Loss from continuing operations before reorganization items and income tax provision	(92.7)	(32.4)
Reorganization items	—	(0.4)
Income tax benefit	—	—
Net loss from continuing operations	(92.7)	(32.8)
Net loss from discontinued operations, net of income taxes	—	(3.8)
Net loss	$(92.7)	$(36.6)

Net loss from continuing operations per common share, basic and diluted	$(0.92)	$(0.33)
Net loss from discontinued operations per common share, basic and diluted	—	(0.04)
Net loss per common share, basic and diluted	$(0.92)	$(0.37)

Weighted average number of common shares outstanding, basic and diluted	100.3	100.0

CONSOLIDATED BALANCE SHEETS
(in millions, except par values)

	March 31, 2017	December 31, 2016

ASSETS
Current assets
Cash and cash equivalents	$200.8	$257.4
Short-term investments	12.4	73.9
Accounts receivable, net of allowance for doubtful accounts of $55.7 and $39.0	159.6	153.8
Handset and accessory inventory	6.6	8.3
Prepaid expenses and other	290.4	280.1
Total current assets	669.8	773.5
Property, plant and equipment, net	107.6	129.5
Intangible assets, net	203.4	243.7
Other assets	295.2	271.8
Total assets	$1,276.0	$1,418.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$59.8	$69.2
Accrued expenses and other	249.2	271.9
Deferred revenues	7.9	11.6
Current portion of long-term debt	506.3	540.5
Total current liabilities	823.2	893.2
Long-term debt	218.8	215.8
Other long-term liabilities	166.7	143.5
Total liabilities	1,208.7	1,252.5
Stockholders’ equity
Undesignated preferred stock, par value $0.001, 10.0 shares authorized, no shares issued or outstanding	—	—
Common stock, par value $0.001, 140.0 shares authorized, 100.3 shares issued and outstanding — 2017, 100.3 shares issued and outstanding — 2016	0.1	0.1
Paid-in capital	2,078.2	2,076.6
Accumulated deficit	(1,927.5)	(1,834.8)
Accumulated other comprehensive loss	(83.5)	(75.9)
Total stockholders’ equity	67.3	166.0
Total liabilities and stockholders’ equity	$1,276.0	$1,418.5

CONSOLIDATED CASH FLOW DATA
(in millions)

	Three Months Ended March 31,	Three Months Ended March 31,
	2017	2016

Cash and cash equivalents, beginning of period	$257.4	$342.2
Net cash used in operating activities	(45.3)	(18.2)
Net cash provided by investing activities	32.0	33.7
Net cash used in financing activities	(43.1)	(24.7)
Effect of exchange rate changes on cash and cash equivalents	(0.2)	(0.3)
Cash and cash equivalents, end of period	$200.8	$332.7

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016 (1)
(UNAUDITED)

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended March 31,
	2017	2016
Service and other revenues	$243.5	$220.5

Handset and accessory revenues	7.5	6.0
Cost of handsets and accessories	(8.7)	(11.2)
Handset and accessory net subsidy	(1.2)	(5.2)
Cost of service (exclusive of depreciation and amortization)	(102.7)	(90.0)
Selling, general and administrative	(127.2)	(121.5)
Adjusted operating income before depreciation and amortization	$12.4	$3.8

Subscriber units
iDEN	686.3	1,315.1
WCDMA	2,874.6	2,708.7
Total subscriber units in commercial service (as of March 31)	3,560.9	4,023.8

iDEN net subscriber losses	(115.4)	(195.2)
WCDMA net subscriber additions (losses)	38.4	(77.7)
Total net subscriber losses	(77.0)	(272.9)

Migrations from iDEN to WCDMA	21.0	41.7

iDEN subscriber churn	5.52%	4.80%
WCDMA subscriber churn	3.23%	4.10%
Churn (%)	3.71%	4.34%

ARPU (1)	$21	$16

CPGA (1)	$84	$96

CCPU (1)	$19	$15

(1) For information regarding ARPU, CPGA and CCPU, see “Non-GAAP Reconciliations for the Three Months Ended March 31, 2017 and 2016” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND
THE THREE MONTHS ENDED MARCH 31, 2016
(UNAUDITED)

Consolidated OIBDA and Consolidated Adjusted OIBDA

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated adjusted operating income before depreciation and amortization, or adjusted OIBDA, represents consolidated operating income before depreciation expense, amortization expense, material asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges. Consolidated OIBDA and consolidated adjusted OIBDA are not measurements under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA and consolidated adjusted OIBDA measures of other companies and should be considered in addition to, but not as substitutes for, the information contained in our statements of operations. We believe that consolidated OIBDA and consolidated adjusted OIBDA provide useful information to investors because they are indicators of our operating performance, especially in a capital intensive industry such as ours, since they exclude items that are not directly attributable to ongoing business operations. Consolidated OIBDA and consolidated adjusted OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Three Months Ended March 31,
	2017	2016
Consolidated operating loss	$(79.8)	$(54.1)
Consolidated depreciation	8.9	30.1
Consolidated amortization	4.1	10.0
Consolidated OIBDA	(66.8)	(14.0)
Asset impairment charges	68.3	1.0
Restructuring charges	3.6	4.9
Consolidated adjusted OIBDA	$5.1	$(8.1)

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per subscriber unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of subscriber units in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated as follows (in millions, except ARPU):

Nextel Brazil

	Three Months Ended March 31,
	2017	2016
	US$
Service and other revenues	$243.5	$220.5
Less: other revenues	(20.4)	(23.5)
Total subscriber revenues	$223.1	$197.0

ARPU calculated with subscriber revenues	$21	$16

ARPU calculated with service and other revenues	$22	$18

Nextel Brazil

	Three Months Ended March 31,
	2017	2016
	BRL R$
Service and other revenues	$765.2	$862.1
Less: other revenues	(64.2)	(91.9)
Total subscriber revenues	$701.0	$770.2

ARPU calculated with subscriber revenues	$65	$62

ARPU calculated with service and other revenues	$71	$69

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated as follows (in millions, except CPGA):

Nextel Brazil

	Three Months Ended March 31,
	2017	2016
	US$
Consolidated handset and accessory revenues	$7.5	$6.0
Less: consolidated uninsured handset replacement revenues	—	(0.1)
Consolidated handset and accessory revenues, net	7.5	5.9
Less: consolidated cost of handsets and accessories	8.7	11.2
Consolidated handset subsidy costs	1.2	5.3
Consolidated selling and marketing	27.2	22.1
Costs per statement of operations	28.4	27.4
Less: consolidated costs unrelated to initial customer acquisition	(1.2)	(1.6)
Customer acquisition costs	$27.2	$25.8

Cost per Gross Add	$84	$96

Nextel Brazil

	Three Months Ended March 31,
	2017	2016
	BRL R$
Consolidated handset and accessory revenues	$23.4	$23.2
Less: consolidated uninsured handset replacement revenues	(0.1)	(0.5)
Consolidated handset and accessory revenues, net	23.3	22.7
Less: consolidated cost of handsets and accessories	27.2	43.0
Consolidated handset subsidy costs	3.9	20.3
Consolidated selling and marketing	85.4	85.5
Costs per statement of operations	89.3	105.8
Less: consolidated costs unrelated to initial customer acquisition	(3.7)	(6.1)
Customer acquisition costs	$85.6	$99.7

Cost per Gross Add	$264	$369

Cash Cost per Handset/User
Cash cost per handset/unit, or CCPU, represents the sum of cost of service, general and administrative expenses and customer retention and other costs divided by average handsets in service during the period and divided by the number of months in the period. CCPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to CCPU measures of other companies and should not be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe CCPU is a measure of the recurring costs we incur on a monthly basis to provide service to our subscribers. The CCPU calculation excludes material asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges and is calculated as follows (in thousands, except CCPU):

Nextel Brazil

	Three Months Ended March 31,
	2017	2016
	US$
Total selling, general and administrative expenses	$127.2	$121.5
Less: selling and marketing expenses	(27.2)	(22.1)
General and administrative expenses	100.0	99.4
Cost of service	102.7	90.0
Customer retention costs and other	1.2	1.6
Total	$203.9	$191.0

Cash Cost per User	$19	$15

Nextel Brazil

	Three Months Ended March 31,
	2017	2016
	BRL R$
Total selling, general and administrative expenses	$399.6	$472.6
Less: selling and marketing expenses	(85.4)	(85.5)
General and administrative expenses	314.2	387.1
Cost of service	322.7	351.2
Customer retention costs and other	3.7	6.1
Total	$640.6	$744.4

Cash Cost per User	$59	$60

Impact of Foreign Currency Fluctuations
The following table shows the impact of changes in foreign currency exchange rates on certain financial measures for the three months ended March 31, 2016 compared to the same period in 2017 by (i) adjusting the relevant measures for the three months ended March 31, 2016 to levels that would have resulted if the average foreign currency exchange rates for the three months ended March 31, 2016 were the same as the average foreign currency exchange rates that were in effect for the three months ended March 31, 2017; and (ii) comparing the actual and adjusted financial measures for the three months ended March 31, 2016 to the similar financial measures for the three months ended March 31, 2017 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization on a consolidated basis and segment earnings for Nextel Brazil, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the three months ended March 31, 2017 and 2016. The average foreign currency exchange rates for each of the relevant currencies during each of the three months ended March 31, 2017 and 2016 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance for the three months ended March 31, 2017 compared to the same period in 2016 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.
(dollars in thousands)

	Successor Company
	Three Months Ended March 31,
	1Q 2016 Actual	1Q 2016 Adjustment (1)	1Q 2016 Normalized (1)	1Q 2017 Actual	1Q 2016 to 1Q 2017 Actual B(W) Growth (2)	1Q 2016 to 1Q 2017 Normalized B(W) Growth (3)

Consolidated:
Operating revenues	$226,557	$56,303	$282,860	$250,955	11%	(11)%
Adjusted OIBDA	(8,044)	935	(7,109)	5,115	164%	172%
Nextel Brazil:
Operating revenues	$226,503	$56,303	$282,806	$250,925	11%	(11)%
Adjusted OIBDA	3,760	935	4,695	12,373	229%	164%

(1)
The "1Q 2016 Normalized" amounts reflect the impact of applying the average foreign currency exchange rates for the three months ended March 31, 2017 to the operating revenues earned in foreign currencies and to the other components of each of the actual financial measures shown above for the three months ended March 31, 2016. The amounts included under the column "1Q 2016 Normalized" reflect the amount determined by adding the "1Q 2016 Adjustment" amounts calculated as described in the preceding sentence to the "1Q 2016 Actual" amounts and reflect the impact of the year-over-year change in the average foreign currency exchange rates on each of the financial measures for the three months ended March 31, 2017. The average foreign currency exchange rates for each of the relevant currencies during the three months ended March 31, 2017 and 2016 for purposes of these calculations were as follows:

	Three Months Ended March 31,
	2017	2016
Brazilian real	3.13	3.91

(2)	The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "1Q 2017 Actual" columns with those in the "1Q 2016 Actual" columns.

(3)
The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "1Q 2017 Actual" columns with those in the "1Q 2016 Normalized" columns.